                                                                    EXHIBIT 10.7

                               OPTION AGREEMENT

      AGREEMENT made May 25, 1995, between Southwest Securities Group, Inc. (the "Company"), and Larrie A. Weil ("Weil").

      1. STOCK OPTION. The Company hereby grants to Weil an option to purchase up to 16,000 shares of the common stock of the Company, par value of $.10 per share, subject to the terms and conditions herein set forth (the "Option").

      2. EXERCISE OF OPTION. The Option to purchase such share may be exercised in whole or in part, at any time after such Option arises, by written notice delivered to the Company. Such notice shall state the number of shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be taken up and payment made therefor in cash at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for the delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of this Option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired pursuant thereto.

      3.  PURCHASE PRICE. The purchase price per share shall be $8.07.

      4. TERMINATION OF EMPLOYMENT. Upon termination of the employment of Weil with the Company other than by reason of his death, the Option must be exercised for the remaining shares covered by this Agreement within 90 days of such termination of employment or the rights granted hereunder will expire and be lost and forfeited forever. In the event of the death of Weil, his estate may exercise the Option for the remaining shares covered by this Agreement within 180 days after the date of his death.

      5. NO RIGHTS IN OPTION STOCK. Weil shall have no rights as a shareholder in respect of shares as to which the Option shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares other than those rights which are expressly conferred by this Agreement.

      6. SHARES RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

      7. NO ANTI-DILUTION PROVISIONS. Weil understands that there are no anti-dilution provisions associated with the Option or the underlying stock.

      8. NONASSIGNABILITY. This option shall not be encumbered or disposed of in whole or in part. Weil hereby represents that all shares of the common stock of the Company purchased pursuant to this Agreement shall be purchased for investment and not with a view to distribution.

      9. SUCCESSORS. This Agreement shall be binding upon any successor of the Company.

      In witness whereof the parties have executed and delivered this Agreement as of the date first above written.

                                        SOUTHWEST SECURITIES GROUP, INC.

                                        BY:   /s/ DAVID GLATSTEIN
                                             -----------------------------------
                                             DAVID GLATSTEIN, President

                                        /s/ LARRIE A. WEIL
                                        ----------------------------------------
                                        LARRIE A. WEIL